  Exhibit 99.1

FS Bancorp, Inc. Reports Second Quarter Net Income of $7.9 Million or $1.04 Per Diluted Share and Declares 54th Consecutive Quarterly Cash Dividend

MOUNTLAKE TERRACE, WA – July 21, 2026 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2026 second quarter net income of $7.9 million, or $1.04 per diluted share, compared to $7.8 million, or $1.02 per diluted share, for the prior quarter, and $7.7 million, or $0.99 per diluted share, for the comparable quarter one year ago. For the six months ended June 30, 2026, net income was $15.8 million, or $2.07 per diluted share, compared to net income of $15.7 million, or $1.99 per diluted share, for the comparable six-month period in 2025.

“From the announcement of our proposed merger with Pacific West Bank in the first quarter of 2026, our teams have been diligently working toward a successful integration, while concurrently contributing to our financial success this quarter,” stated Matthew Mullet, President and CEO of FS Bancorp, Inc. “We are also pleased to announce that our Board of Directors has approved our 54th consecutive quarterly cash dividend of $0.29 per common share, demonstrating our commitment to returning capital to long-term shareholders. The cash dividend will be paid on August 21, 2026, to shareholders of record as of August 7, 2026,” concluded Mullet.

2026 Second Quarter Highlights

●	Net income totaled $7.9 million for the second quarter of 2026, compared to $7.8 million for the previous quarter, and $7.7 million for the comparable quarter one year ago;

●

Total deposits decreased $188.7 million, or 7.2%, to $2.45 billion at June 30, 2026, compared to $2.63 billion at March 31, 2026. This decrease was primarily due to a $201.1 million decrease in brokered deposits, with an offsetting increase of $12.1 million in retail deposits. Compared to June 30, 2025, total deposits decreased $104.5 million, or 4.1%. The cost of deposits decreased to 2.18% for the quarter ended June 30, 2026, from 2.24% for the quarter ended March 31, 2026, primarily due to the Company's funding strategy of shifting from higher cost brokered deposits to borrowings, while maintaining sufficient liquidity;

●

Loans receivable, net increased $4.9 million, to $2.63 billion at June 30, 2026, compared to $2.62 billion at March 31, 2026, and increased $46.7 million, from $2.58 billion at June 30, 2025. The year-over-year loan growth was primarily due to an increase of $88.9 million in the commercial real estate portfolio, partially offset by heightened payoff activity in the consumer loan portfolio which decreased $33.1 million during the same period;

●

Consumer loans were $573.2 million at June 30, 2026, a decrease of $10.3 million, or 1.8%, from $583.5 million in the previous quarter, and a decrease of $33.1 million, or 5.5%, from $606.3 million in the comparable quarter one year ago. During the three months ended June 30, 2026, consumer loan originations included 87.3% of indirect home improvement loans originated with a Fair Isaac Corporation (“FICO”) score above 720;

●	The Commercial and Consumer Banking segment reported net income of $6.8 million for the second quarter of 2026, compared to $6.7 million for the prior quarter and $7.4 million for the second quarter of 2025. The Home Lending segment reported net income of $1.1 million for both the first and second quarters of 2026, compared to $352,000 for the second quarter of 2025;

●	Repurchased 87,000 shares of the Company's common stock for $3.6 million in the second quarter of 2026, at an average price of $41.81 per share;

FS Bancorp Q2 Earnings

July 21, 2026

●

Book value per share increased $1.15, or 2.7%, to $43.57 at June 30, 2026, compared to $42.42 at March 31, 2026, and increased $4.02, or 10.2%, from $39.55 at June 30, 2025. Tangible book value per share (non-GAAP financial measure) increased $1.23 to $41.84 at June 30, 2026, compared to $40.61 at March 31, 2026, and increased $4.38 from $37.46 at June 30, 2025. See, “Non-GAAP Financial Measures;” and

●

Regulatory capital ratios at the Bank were 14.0% for total risk-based capital and 11.4% for Tier 1 leverage capital at June 30, 2026, compared to 13.8% for total risk-based capital and 11.2% for Tier 1 leverage capital at March 31, 2026. The Bank remained well capitalized under applicable regulatory capital standards.

Segment Reporting

The Company operates through two reportable segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending and cash management services. This segment also manages the Bank's investment portfolio and other assets. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below provide a summary of segment reporting at or for the three and six months ended June 30, 2026 and 2025 (dollars in thousands):

	At or For the Three Months Ended June 30, 2026
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$29,662	$2,986	$32,648
Provision for credit losses	(2,297)	(344)	(2,641)
Noninterest income (2)	2,740	3,410	6,150
Noninterest expense (3)	(21,413)	(4,691)	(26,104)
Income before provision for income taxes	8,692	1,361	10,053
Provision for income taxes	(1,899)	(218)	(2,117)
Net income	$6,793	$1,143	$7,936
Total average assets for period ended	$2,511,682	$668,842	$3,180,524
Full-time employees ("FTEs")	476	117	593

	At or For the Three Months Ended June 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$29,179	$2,933	$32,112
Provision for credit losses	(1,849)	(172)	(2,021)
Noninterest income (2)	2,298	2,872	5,170
Noninterest expense (3)	(20,314)	(5,188)	(25,502)
Income before provision for income taxes	9,314	445	9,759
Provision for income taxes	(1,938)	(93)	(2,031)
Net income	$7,376	$352	$7,728
Total average assets for period ended	$2,466,917	$649,443	$3,116,360
FTEs	452	115	567

FS Bancorp Q2 Earnings

July 21, 2026

	At or For the Six Months Ended June 30, 2026
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$59,214	$5,979	$65,193
Provision for credit losses	(4,842)	(328)	(5,170)
Noninterest income (2)	5,204	6,347	11,551
Noninterest expense (3)	(42,275)	(9,349)	(51,624)
Income before provision for income taxes	17,301	2,649	19,950
Provision for income taxes	(3,762)	(422)	(4,184)
Net income	$13,539	$2,227	$15,766
Total average assets for period ended	$2,527,284	$663,600	$3,190,884
FTEs	476	117	593

	At or For the Six Months Ended June 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$57,585	$5,508	$63,093
Provision for credit losses	(3,170)	(443)	(3,613)
Noninterest income (2)	4,543	5,753	10,296
Noninterest expense (3)	(40,489)	(10,067)	(50,556)
Income before provision for income taxes	18,469	751	19,220
Provision for income taxes	(3,314)	(157)	(3,471)
Net income	$15,155	$594	$15,749
Total average assets for period ended	$2,440,654	$634,013	$3,074,667
FTEs	452	115	567

________________________

(1)

Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.

(2)

Noninterest income includes activity from certain residential mortgage loans that were initially originated for sale and measured at fair value and subsequently transferred to loans held for investment. Gains and losses from changes in fair value for these loans are reported in earnings as a component of noninterest income. For the three and six months ended June 30, 2026, the Company recorded a net increase of $45,000 and a net decrease of $56,000 in fair value, respectively, compared to a net increase of $3,000 and a net increase of $266,000 in fair value for the three and six months ended June 30, 2025, respectively.  As of both June 30, 2026 and 2025, there were $13.2 million in residential mortgage loans recorded at fair value, which had previously been transferred from loans held for sale to loans held for investment.

(3)

Noninterest expense includes allocated overhead expense from general corporate activities. Allocation is determined based on a combination of segment assets and FTEs.  For the three and six months ended June 30, 2026 and 2025, the Home Lending segment included allocated overhead expenses of $1.7 million and $3.6 million, compared to $1.8 million and $3.7 million, respectively.

FS Bancorp Q2 Earnings

July 21, 2026

Asset Summary

The following table summarizes the composition of total assets and changes from the linked quarter and prior-year period.

ASSETS				Linked Quarter		Prior Year
(Dollars in thousands)	June 30,	March 31,	June 30,	Change		Quarter Change
	2026	2026	2025	$	%	$	%
Cash and due from banks	$12,835	$12,424	$15,168	$411	3%	$(2,333)	(15)%
Interest-bearing deposits at other financial institutions	16,875	26,278	18,027	(9,403)	(36)	(1,152)	(6)
Total cash and cash equivalents	29,710	38,702	33,195	(8,992)	(23)	(3,485)	(10)
Certificates of deposit at other financial institutions	—	—	248	—	—	NM	NM
Securities available-for-sale, at fair value	269,460	271,007	302,692	(1,547)	(1)	(33,232)	(11)
Securities held-to-maturity, net	34,845	33,267	31,562	1,578	5	3,283	10
Loans held for sale, at fair value	30,548	56,275	53,630	(25,727)	(46)	(23,082)	(43)
Loans receivable, net	2,628,992	2,624,091	2,582,272	4,901	—	46,720	2
Accrued interest receivable	14,263	15,333	14,270	(1,070)	(7)	(7)	—
Premises and equipment, net	43,455	43,612	30,098	(157)	—	13,357	44
Long-lived assets held for sale	3,258	3,258	—	—	—	—	NM
Operating lease right-of-use	6,655	5,472	7,969	1,183	22	(1,314)	(16)
Federal Home Loan Bank stock, at cost	14,420	8,701	11,579	5,719	66	2,841	25
Deferred tax asset, net	6,441	7,175	7,782	(734)	(10)	(1,341)	(17)
Bank owned life insurance (“BOLI”), net	36,771	36,508	38,262	263	1	(1,491)	(4)
MSRs, held at the lower of cost or fair value	8,912	8,676	8,652	236	3	260	3
Goodwill	3,592	3,592	3,592	—	—	—	—
Core deposit intangible, net	9,052	9,774	12,071	(722)	(7)	(3,019)	(25)
Other assets	38,706	38,072	38,139	634	2	567	1
TOTAL ASSETS	$3,179,080	$3,203,515	$3,176,013	$(24,435)	(1)%	$3,067	—%

FS Bancorp Q2 Earnings

July 21, 2026

								Prior
LOAN PORTFOLIO							Linked	Year
(Dollars in thousands)							Quarter	Quarter
COMMERCIAL REAL ESTATE	June 30, 2026		March 31, 2026		June 30, 2025		$	$
("CRE") LOANS	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change
CRE owner occupied	$184,136	6.9%	$182,260	6.9%	$180,250	6.8%	$1,876	$3,886
CRE non-owner occupied	188,258	7.1	182,568	6.9	171,979	6.6	5,690	16,279
Commercial and speculative construction and development	370,459	13.9	358,657	13.5	300,723	11.5	11,802	69,736
Multi-family	262,137	9.9	263,353	9.9	263,185	10.1	(1,216)	(1,048)
Total CRE loans	1,004,990	37.8	986,838	37.2	916,137	35.0	18,152	88,853

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	660,518	24.8	630,996	23.8	639,881	24.4	29,522	20,637
Home equity	88,214	3.3	88,468	3.3	85,613	3.3	(254)	2,601
Residential custom construction	44,765	1.7	44,134	1.7	54,024	2.1	631	(9,259)
Total residential real estate loans	793,497	29.8	763,598	28.8	779,518	29.8	29,899	13,979

CONSUMER LOANS
Indirect home improvement	502,151	18.9	513,437	19.3	530,375	20.3	(11,286)	(28,224)
Marine	66,941	2.5	67,126	2.5	72,765	2.8	(185)	(5,824)
Other consumer	4,111	0.1	2,921	0.1	3,151	0.1	1,190	960
Total consumer loans	573,203	21.5	583,484	21.9	606,291	23.2	(10,281)	(33,088)

COMMERCIAL BUSINESS LOANS
Commercial and industrial (“C&I”)	281,181	10.6	304,470	11.5	294,563	11.3	(23,289)	(13,382)
Warehouse lending	7,286	0.3	18,144	0.6	17,952	0.7	(10,858)	(10,666)
Total commercial business loans	288,467	10.9	322,614	12.1	312,515	12.0	(34,147)	(24,048)
Total loans receivable, gross	2,660,157	100.0%	2,656,534	100.0%	2,614,461	100.0%	3,623	45,696

Allowance for credit losses ("ACL") on loans	(31,165)		(32,443)		(32,189)		1,278	1,024
Total loans receivable, net	$2,628,992		$2,624,091		$2,582,272		$4,901	$46,720

The following table includes CRE loans repricing or maturing within the next two years, excluding loans that reprice simultaneously with changes to the prime rate:

										Current
(Dollars in										Weighted
thousands)	For the Quarter Ended									Average
CRE by type:	Sep 30, 2026	Dec 31, 2026	Mar 31, 2027	Jun 30, 2027	Sep 30, 2027	Dec 31, 2027	Mar 31, 2028	Jun 30, 2028	Total	Rate
Apartment	$6,957	$16,937	$7,345	$2,242	$4,101	$11,817	$15,901	$37,411	$102,711	5.85%
Industrial	198	—	13,497	3,645	5,641	5,204	2,790	6,334	37,309	5.88%
Mixed use	—	1,135	1,287	—	—	3,210	445	—	6,077	6.73%
Office	538	12,580	2,767	—	7,318	3,622	—	3,090	29,915	5.75%
Other	3,241	2,408	—	1,739	323	24	7	866	8,608	5.24%
Retail	—	3,298	2,902	2,322	7,370	—	—	417	16,309	4.88%
Senior housing and assisted living	2,092	—	—	1,336	—	—	3,022	—	6,450	6.88%
Total	$13,026	$36,358	$27,798	$11,284	$24,753	$23,877	$22,165	$48,118	$207,379

FS Bancorp Q2 Earnings

July 21, 2026

The composition of CRE loans at the dates indicated were as follows:

(Dollars in thousands)
CRE by Type:	June 30, 2026	March 31, 2026	June 30, 2025
CRE non-owner occupied:
Office	$43,705	$43,532	$39,141
Retail	42,042	42,186	38,652
Hospitality/restaurant	24,499	24,673	26,489
Industrial	20,824	14,064	14,444
Self-storage	18,767	18,844	19,075
Mixed use	18,489	18,674	18,387
Other	9,189	9,249	3,670
Senior housing/assisted living	6,882	7,263	7,448
Education/worship	2,359	2,387	2,467
Land	1,502	1,696	2,206
Total CRE non-owner occupied	188,258	182,568	171,979
CRE owner occupied:
Industrial	79,137	74,904	77,419
Office	31,862	35,100	40,156
Retail	27,433	27,443	19,470
Other	10,539	10,674	9,483
Mixed use	9,239	7,685	5,548
Hospitality/restaurant	7,622	8,125	7,230
Automobile related	6,745	6,792	7,215
Car wash	4,376	4,394	4,447
Agriculture	3,816	3,759	4,652
Education/worship	3,367	3,384	4,630
Total CRE owner occupied	184,136	182,260	180,250
Total	$372,394	$364,828	$352,229

The composition of construction loans at the dates indicated were as follows:

(Dollars in thousands)	June 30, 2026		March 31, 2026		June 30, 2025
Construction Types:	Amount	Percent	Amount	Percent	Amount	Percent
Commercial construction – retail	$8,447	2.0%	$8,450	2.1%	$8,447	2.4%
Commercial construction – office	7,164	1.7	9,442	2.3	9,083	2.6
Commercial construction – self storage	25,234	6.1	24,217	6.0	16,553	4.7
Commercial construction – hotel	13,463	3.3	11,968	3.0	3,673	1.0
Multi-family	46,186	11.1	44,343	11.0	23,119	6.5
Custom construction – single family residential and single family manufactured residential	33,944	8.2	33,425	8.3	45,570	12.8
Custom construction – land, lot and acquisition and development	10,821	2.6	10,708	2.7	8,454	2.4
Speculative residential construction – vertical	225,992	54.4	216,204	53.7	200,375	56.5
Speculative residential construction – land, lot and acquisition and development	43,973	10.6	44,034	10.9	39,473	11.1
Total	$415,224	100.0%	$402,791	100.0%	$354,747	100.0%

FS Bancorp Q2 Earnings

July 21, 2026

Originations of one-to-four-family loans to purchase and refinance a home for the periods indicated were as follows:

(Dollars in									Prior Year
thousands)	For the Three Months Ended						Linked Quarter		Quarter
	June 30, 2026		March 31, 2026		June 30, 2025		$	%	$	%
	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change	Change	Change
Purchase	$163,100	79.2%	$139,626	67.3%	$170,854	85.7%	$23,474	16.8	$(7,754)	(4.5)%
Refinance	42,741	20.8	67,864	32.7	28,470	14.3	(25,123)	(37.0)	14,271	50.1%
Total	$205,841	100.0%	$207,490	100.0%	$199,324	100.0%	$(1,649)	(0.8)	$6,517	3.3%

(Dollars in thousands)	For the Six Months Ended June 30,
	2026		2025
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$302,726	73.2%	$290,737	84.3%	$11,989	4.1%
Refinance	110,605	26.8	53,983	15.7	56,622	104.9%
Total	$413,331	100.0%	$344,720	100.0%	$68,611	19.9%

During the quarter ended June 30, 2026, the Company sold $156.1 million of one-to-four-family loans compared to $154.7 million during the previous quarter and $127.1 million during the same quarter one year ago. Gross margins on home loan sales decreased to 2.98% for the quarter ended June 30, 2026, compared to 3.03% in the previous quarter and decreased from 3.06% in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

Liabilities and Equity Summary

The following table summarizes the components and changes in deposits, borrowings, equity, and book value per common share at the dates indicated.

(Dollars in thousands)							Linked	Prior Year
DEPOSITS	June 30, 2026		March 31, 2026		June 30, 2025		Quarter	Quarter
Transactional deposits:	Amount	Percent	Amount	Percent	Amount	Percent	$ Change	$ Change
Noninterest-bearing checking	$629,799	25.7%	$634,787	24.1%	$643,573	25.2%	$(4,988)	$(13,774)
Interest-bearing checking	209,721	8.6	185,793	7.0	181,240	7.1	23,928	28,481
Escrow accounts related to mortgages serviced (1)	12,057	0.5	18,904	0.7	10,496	0.4	(6,847)	1,561
Subtotal	851,577	34.8	839,484	31.8	835,309	32.7	12,093	16,268
Savings and money market:
Savings	173,091	7.1	169,192	6.4	159,601	6.3	3,899	13,490
Money market	375,833	15.3	377,685	14.3	350,548	13.7	(1,852)	25,285
Subtotal	548,924	22.4	546,877	20.7	510,149	20.0	2,047	38,775
Certificates of deposit:
CDs	922,022	37.6	923,801	35.0	896,892	35.1	(1,779)	25,130
Brokered Deposits
Non-maturity brokered deposits	4,027	0.2	250	—	251	—	3,777	3,776
Maturity brokered deposits	122,332	5.0	327,164	12.5	310,774	12.2	(204,832)	(188,442)
Subtotal	126,359	5.2	327,414	12.5	311,025	12.2	(201,055)	(184,666)
Total deposits	$2,448,882	100.0%	$2,637,576	100.0%	$2,553,375	100.0%	$(188,694)	$(104,493)
Borrowings (2)	$324,500		$167,305		$234,305		$157,195	$90,195
Stockholders' equity	$318,960		$313,852		$297,203		$5,108	$21,757
Book value per common share	$43.57		$42.42		$39.55		$1.15	$4.02

(1)	Primarily noninterest-bearing accounts based on applicable state law.
(2)	Comprised of FHLB advances and Federal Reserve Bank borrowings.

FS Bancorp Q2 Earnings

July 21, 2026

Brokered deposits declined from the prior quarter, partially offset by increased borrowings, which offered a slightly lower cost of funds.

In the table above, the linked quarter increase in stockholders’ equity at June 30, 2026, compared to March 31, 2026, was primarily due to net income of $7.9 million. Changes in the fair value of available‑for‑sale securities and interest rate swap cash flow hedges increased accumulated other comprehensive income (“AOCI”) by $2.1 million, net of tax. Gains and losses in fair value reflect changes in market interest rates during the periods. The increase in stockholders’ equity was partially offset by share repurchases of $3.6 million and cash dividends paid of $2.2 million.

The Bank is considered “well capitalized” under the capital requirement established by the Federal Deposit Insurance Corporation (“FDIC”) and the Company exceeded all regulatory capital requirements. At June 30, 2026, capital ratios presented for the Bank and the Company were as follows:

	At June 30, 2026
	Bank	Company
Total risk-based capital (to risk-weighted assets)	14.01%	13.87%
Tier 1 leverage capital (to average assets)	11.43%	10.05%
CET 1 capital (to risk-weighted assets)	12.84%	11.29%

Credit Quality

The following tables summarize changes in the ACL on loans for the periods indicated and the balances of nonperforming and classified loans at the dates indicated.

	For the three months ended			Linked	Prior Year
ACL ON LOANS	June 30,	March 31,	June 30,	Quarter	Quarter
(Dollars in thousands)	2026	2026	2025	$ Change	$ Change
Beginning ACL balance	$32,443	$31,937	$31,653	$506	$790
Provision	2,559	2,650	1,715	(91)	844
Charge-offs
Indirect	(2,067)	(2,450)	(1,556)	383	(511)
Marine	(7)	(75)	(43)	68	36
Other	(49)	(95)	(42)	46	(7)
Commercial and speculative construction and development	(2,277)	—	—	(2,277)	(2,277)
Commercial business	(39)	(230)	—	191	(39)
Subtotal	(4,439)	(2,850)	(1,641)	(1,589)	(2,798)
Recoveries
Indirect	584	585	331	(1)	253
Marine	3	36	54	(33)	(51)
Other	15	7	7	8	8
Commercial business	—	78	70	(78)	(70)
Subtotal	602	706	462	(104)	140
Ending ACL balance	$31,165	$32,443	$32,189	$(1,278)	$(1,024)

FS Bancorp Q2 Earnings

July 21, 2026

NONPERFORMING LOANS				Linked	Prior Year
(Dollars in thousands)	June 30,	March 31,	June 30,	Quarter	Quarter
CRE LOANS	2026	2026	2025	$ Change	$ Change
CRE	$614	$1,081	$2,046	$(467)	$(1,432)
Commercial and speculative construction and development	7,164	9,442	9,083	(2,278)	(1,919)
Total CRE loans	7,778	10,523	11,129	(2,745)	(3,351)

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	1,973	1,983	1,809	(10)	164
Home equity	472	475	251	(3)	221
Total residential real estate loans	2,445	2,458	2,060	(13)	385

CONSUMER LOANS
Indirect home improvement	4,799	4,622	3,365	177	1,434
Marine	606	466	567	140	39
Other consumer	19	34	13	(15)	6
Total consumer loans	5,424	5,122	3,945	302	1,479

COMMERCIAL BUSINESS LOANS
C&I	—	165	1,862	(165)	(1,862)
Total nonperforming loans	$15,647	$18,268	$18,996	$(2,621)	$(3,349)

The decrease in nonperforming loans at June 30, 2026, compared to June 30, 2025, was primarily attributable to a $2.3 million charge-off on a commercial construction loan and a single payoff within the commercial real estate portfolio. The charge-off reflects leasing uncertainty and updated appraised values for the underlying property, as well as continued pressure on commercial real estate values in the surrounding market.

CLASSIFIED LOANS				Linked	Prior Year
(Dollars in thousands)	June 30,	March 31,	June 30,	Quarter	Quarter
CRE LOANS	2026	2026	2025	$ Change	$ Change
CRE	$4,236	$4,122	$2,046	$114	$2,190
Commercial and speculative construction and development	7,164	9,442	9,083	(2,278)	(1,919)
Total CRE loans	11,400	13,564	11,129	(2,164)	271

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	3,794	3,814	4,383	(20)	(589)
Home equity	472	475	251	(3)	221
Total residential real estate loans	4,266	4,289	4,634	(23)	(368)

CONSUMER LOANS
Indirect home improvement	4,799	4,622	3,365	177	1,434
Marine	606	466	567	140	39
Other consumer	19	34	13	(15)	6
Total consumer loans	5,424	5,122	3,945	302	1,479

COMMERCIAL BUSINESS LOANS
C&I	3,889	3,168	5,220	721	(1,331)
Total classified loans	$24,979	$26,143	$24,928	$(1,164)	$51

FS Bancorp Q2 Earnings

July 21, 2026

Operating Results

Net interest income increased $536,000 to $32.6 million for the three months ended June 30, 2026, from $32.1 million for the three months ended June 30, 2025, primarily due to an increase in total interest income of $959,000, partially offset by an increase in total interest expense of $423,000. The $536,000 increase in net interest income was primarily due to an increase of $1.2 million in interest income on loans receivable, including fees, resulting from net loan growth. The $423,000 increase in total interest expense reflected a $612,000 increase in interest expense on borrowings resulting from higher average borrowing balances and a $423,000 increase in interest expense on the subordinated note following its repricing to a higher interest rate in 2026, partially offset by a $612,000 decrease in interest expense on deposits.

For the six months ended June 30, 2026, net interest income increased $2.1 million to $65.2 million, from $63.1 million for the six months ended June 30, 2025, with a $3.5 million increase in total interest income, partially offset by a $1.4 million increase in interest expense.  The $3.5 million increase in total interest income was primarily due to an increase of $3.9 million in interest income on loans receivable, including fees, resulting from net loan growth.  The $1.4 million increase in total interest expense was primarily due to a $1.0 million increase in interest expense on deposits, reflecting higher average deposit balances and funding costs during the period, and a $629,000 increase in interest expense on the subordinated note following its repricing to a higher interest rate in 2026, partially offset by a $267,000 decrease in interest expense on borrowings.

Net interest margin (“NIM”) (annualized) was unchanged at 4.30% for the three months ended June 30, 2026, compared to the same period in the prior year and decreased one basis point from 4.31% to 4.30% for the six months ended June 30, 2026, compared to the same period in 2025. Net interest margin remained relatively stable during both periods as modest increases in earning asset yields were largely offset by corresponding increases in funding costs.

The average total cost of funds, including noninterest-bearing checking, increased two basis points to 2.41% for the three months ended June 30, 2026, from 2.39% for the three months ended June 30, 2025. This increase primarily reflected the repricing of the subordinated note together with changes in the Company's funding mix during the period, partially offset by lower rates on certificates of deposit as those deposits repriced. The average cost of funds increased two basis points to 2.40% for the six months ended June 30, 2026, from 2.38% for the six months ended June 30, 2025, primarily for the same reason noted above.

For the three and six months ended June 30, 2026, the provision for credit losses on loans was $2.6 million and $5.2 million, compared to $2.0 million and $3.6 million for the three and six months ended June 30, 2025. The year-to-date provision for credit losses on loans reflects a $3.1 million increase in net charge-off activity, primarily due to a $2.3 million partial charge-off on a single commercial construction loan as well as increased charge-offs in the consumer loan portfolio. The commercial construction loan had been partially reserved for in prior periods.

During the three months ended June 30, 2026, total net charge-offs increased $2.7 million to $3.8 million, compared to $1.2 million for the three months ended June 30, 2025. The increase was primarily attributable to an additional charge-off on a commercial construction loan relationship that was previously partially charged off in 2024, as well as higher net charge-offs within the indirect home improvement portfolio. The additional charge-off reflects leasing uncertainty and updated appraised values for the underlying property, as well as continued pressure on commercial real estate values in the surrounding market. Following the additional charge-off, management believes the remaining carrying value appropriately reflects current collateral values. Management expects final resolution of the relationship during the second half of 2026. The increase in indirect home improvement loan net charge-offs primarily reflects elevated delinquency levels within portions of the portfolio.

FS Bancorp Q2 Earnings

July 21, 2026

During the six months ended June 30, 2026, net charge-offs increased $3.1 million to $6.0 million, compared to $2.9 million for the six months ended June 30, 2025. The increase was primarily due to higher net charge-offs within the indirect home improvement portfolio and the additional charge-off on the commercial construction loan relationship discussed above.

Total noninterest income increased $980,000 to $6.2 million for the three months ended June 30, 2026, from $5.2 million for the three months ended June 30, 2025. The increase primarily reflected higher gain on sale of loans of $609,000 and a $404,000 increase in other noninterest income, partially offset by a $42,000 decrease in service charges and fee income.

Total noninterest income increased $1.3 million to $11.6 million for the six months ended June 30, 2026, from $10.3 million for the six months ended June 30, 2025. This increase was the result of a $1.3 million increase in gain on sale of loans and a $158,000 increase in other noninterest income, partially offset by a $213,000 decrease in service charges and fee income.

Total noninterest expense increased $602,000 to $26.1 million for the three months ended June 30, 2026, compared to $25.5 million for the three months ended June 30, 2025. The $602,000 increase was primarily attributable to a $1.5 million increase in salaries and benefits expense resulting from annual compensation adjustments implemented during the second quarter as part of the Company's annual focal review process, as well as higher benefit costs. In addition, the Company recorded $417,000 of acquisition-related costs associated with the previously announced merger with Pacific West Bancorp (“Pacific West”), which remains subject to customary closing conditions, including shareholder and regulatory approvals.  These increases were partially offset by a $1.1 million reduction in operations expense, primarily due to an approximately $800,000 decrease in the mortgage repurchase reserve. The reduction reflects the continued seasoning of loans originated during the high-volume production years of 2020 and 2021, which reduced expected future repurchase losses.

Total noninterest expense increased $1.1 million to $51.6 million for the six months ended June 30, 2026, from $50.6 million for the six months ended June 30, 2025. This increase included a $1.8 million increase in salaries and benefits, a $712,000 increase in acquisition costs, and a $515,000 increase in loan costs, partially offset by a $1.2 million decrease in operations, primarily due to the same reason mentioned above.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon. It operates through 27 bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington. Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities, and Vancouver.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements.

FS Bancorp Q2 Earnings

July 21, 2026

Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include, but are not limited to the following: adverse economic conditions in the Company’s local market areas, other markets in which the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels; labor shortages, the effects of inflation, recessionary pressures or slowing economic growth; changes in interest rate levels and volatility, and the timing and pace of such changes, including actions by the Federal Reserve, which could adversely affect the Company's revenues and expenses, the values of our assets and obligations, and the availability and cost of capital and liquidity; inflationary pressures and related monetary and fiscal policy responses, and their impact on consumer and business behavior; geopolitical developments and international conflicts including but not limited to tensions or instability in Eastern Europe, the Middle East, South America, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, commodity prices, or economic activity in specific industry sectors; the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; increased competitive pressures, including repricing and competitors' pricing initiatives, and their impact on the Company's market position, loan, and deposit products; adverse changes in the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; challenges arising from expanding into new geographic markets, products, or services; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; volatility in the mortgage industry; fluctuations in deposits; liquidity issues, including the Company's ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment; the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking platforms, and cybersecurity; legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; vulnerabilities  in information systems or third-party service providers, including disruptions, breaches, or attacks; environmental, social and governance matters; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, domestic political unrest and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with or furnished to the SEC which are available on the Company's website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Further, statements about the potential effects of the Company's proposed merger with Pacific West on the Company's business, financial results, and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in the forward-looking statements due to factor and future developments which are uncertain, unpredictable, and in many cases, beyond the Company's control, including the following: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Pacific West may fail to approve the consummation of the merger; the integration of the combined company, including the retention of key personnel, might not proceed as planned; and the combined company might not perform as well as expected.

Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. The Company does not undertake, and expressly disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

FS Bancorp Q2 Earnings

July 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

				Linked	Prior Year
	June 30,	March 31,	June 30,	Quarter	Quarter
ASSETS	2026	2026	2025	% Change	% Change
Cash and due from banks	$12,835	$12,424	$15,168	3	(15)
Interest-bearing deposits at other financial institutions	16,875	26,278	18,027	(36)	(6)
Total cash and cash equivalents	29,710	38,702	33,195	(23)	(10)
Certificates of deposit at other financial institutions	—	—	248	—	NM
Securities available-for-sale, at fair value	269,460	271,007	302,692	(1)	(11)
Securities held-to-maturity, net	34,845	33,267	31,562	5	10
Loans held for sale, at fair value	30,548	56,275	53,630	(46)	(43)
Loans receivable, net	2,628,992	2,624,091	2,582,272	—	2
Accrued interest receivable	14,263	15,333	14,270	(7)	—
Premises and equipment, net	43,455	43,612	30,098	—	44
Long-lived assets held for sale	3,258	3,258	—	—	NM
Operating lease right-of-use	6,655	5,472	7,969	22	(16)
Federal Home Loan Bank stock, at cost	14,420	8,701	11,579	66	25
Deferred tax asset, net	6,441	7,175	7,782	(10)	(17)
Bank owned life insurance (“BOLI”), net	36,771	36,508	38,262	1	(4)
MSRs, held at the lower of cost or fair value	8,912	8,676	8,652	3	3
Goodwill	3,592	3,592	3,592	—	—
Core deposit intangible, net	9,052	9,774	12,071	(7)	(25)
Other assets	38,706	38,072	38,139	2	1
TOTAL ASSETS	$3,179,080	$3,203,515	$3,176,013	(1)	—
LIABILITIES
Deposits:
Noninterest-bearing accounts	$641,856	$653,691	$654,069	(2)	(2)
Interest-bearing accounts	1,807,026	1,983,885	1,899,306	(9)	(5)
Total deposits	2,448,882	2,637,576	2,553,375	(7)	(4)
Borrowings	324,500	167,305	234,305	94	38
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(306)	(322)	(373)	(5)	(18)
Total subordinated notes less unamortized debt issuance costs	49,694	49,678	49,627	—	—
Operating lease liability	6,753	5,570	8,138	21	(17)
Other liabilities	30,291	29,534	33,365	3	(9)
Total liabilities	2,860,120	2,889,663	2,878,810	(1)	(1)
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,423,772 shares issued and outstanding at June 30, 2026, 7,501,542 at March 31, 2026, and 7,618,543 at June 30, 2025	74	75	76	(1)	(3)
Additional paid-in capital	40,886	43,668	48,418	(6)	(16)
Retained earnings	291,635	285,854	268,509	2	9
Accumulated other comprehensive loss, net of tax	(13,635)	(15,745)	(19,800)	(13)	(31)
Total stockholders’ equity	318,960	313,852	297,203	2	7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,179,080	$3,203,515	$3,176,013	(1)	—

FS Bancorp Q2 Earnings

July 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Linked	Prior Year
	June 30,	March 31,	June 30,	Quarter	Quarter
INTEREST INCOME	2026	2026	2025	% Change	% Change
Loans receivable, including fees	$46,202	$46,012	$45,038	—	3
Interest and dividends on investment securities, cash and cash equivalents, and interest-bearing deposits at other financial institutions	3,460	3,321	3,665	4	(6)
Total interest and dividend income	49,662	49,333	48,703	1	2
INTEREST EXPENSE
Deposits	13,908	14,713	14,520	(5)	(4)
Borrowings	2,197	1,384	1,585	59	39
Subordinated notes	909	691	486	32	87
Total interest expense	17,014	16,788	16,591	1	3
NET INTEREST INCOME	32,648	32,545	32,112	—	2
PROVISION FOR CREDIT LOSSES	2,641	2,529	2,021	4	31
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	30,007	30,016	30,091	—	—
NONINTEREST INCOME
Service charges and fee income	2,281	2,073	2,323	10	(2)
Gain on sale of loans	2,581	2,384	1,972	8	31
Earnings on cash surrender value of BOLI	263	259	254	2	4
Other noninterest income	1,025	685	621	50	65
Total noninterest income	6,150	5,401	5,170	14	19
NONINTEREST EXPENSE
Salaries and benefits	15,570	14,854	14,088	5	11
Operations	2,699	3,380	3,824	(20)	(29)
Occupancy	1,938	1,876	1,780	3	9
Data processing	1,826	1,594	2,137	15	(15)
Loan costs	900	882	719	2	25
Professional and board fees	1,060	1,014	1,155	5	(8)
FDIC insurance	531	627	554	(15)	(4)
Marketing and advertising	445	309	398	44	12
Acquisition costs	417	295	—	41	100
Amortization of core deposit intangible	722	744	809	(3)	(11)
(Recovery) impairment of servicing rights	(4)	(55)	38	(93)	(111)
Total noninterest expense	26,104	25,520	25,502	2	2
INCOME BEFORE PROVISION FOR INCOME TAXES	10,053	9,897	9,759	2	3
PROVISION FOR INCOME TAXES	2,117	2,067	2,031	2	4
NET INCOME	$7,936	$7,830	$7,728	1	3
Basic earnings per share	$1.06	$1.04	$1.00	2	6
Diluted earnings per share	$1.04	$1.02	$0.99	2	5

FS Bancorp Q2 Earnings

July 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

			Year
	Six Months Ended June 30,		Over Year
INTEREST INCOME	2026	2025	% Change
Loans receivable, including fees	$92,214	$88,340	4
Interest and dividends on investment securities, cash and cash equivalents, and interest-bearing deposits at other financial institutions	6,781	7,150	(5)
Total interest and dividend income	98,995	95,490	4
INTEREST EXPENSE
Deposits	28,621	27,578	4
Borrowings	3,581	3,848	(7)
Subordinated note	1,600	971	65
Total interest expense	33,802	32,397	4
NET INTEREST INCOME	65,193	63,093	3
PROVISION FOR CREDIT LOSSES	5,170	3,613	43
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	60,023	59,480	1
NONINTEREST INCOME
Service charges and fee income	4,354	4,567	(5)
Gain on sale of loans	4,965	3,672	35
Earnings on cash surrender value of BOLI	522	505	3
Other noninterest income	1,710	1,552	10
Total noninterest income	11,551	10,296	12
NONINTEREST EXPENSE
Salaries and benefits	30,424	28,621	6
Operations	6,079	7,269	(16)
Occupancy	3,814	3,496	9
Data processing	3,420	4,182	(18)
Loan costs	1,782	1,267	41
Professional and board fees	2,074	2,342	(11)
FDIC insurance	1,158	1,092	6
Marketing and advertising	754	619	22
Acquisition costs	712	—	NM
Amortization of core deposit intangible	1,466	1,639	(11)
(Recovery) impairment of MSRs	(59)	29	(303)
Total noninterest expense	51,624	50,556	2
INCOME BEFORE PROVISION FOR INCOME TAXES	19,950	19,220	4
PROVISION FOR INCOME TAXES	4,184	3,471	21
NET INCOME	$15,766	$15,749	—
Basic earnings per share	$2.11	$2.02	4
Diluted earnings per share	$2.07	$1.99	4

FS Bancorp Q2 Earnings

July 21, 2026

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	For the Three Months Ended
	June 30,	March 31,	June 30,
PERFORMANCE RATIOS:	2026	2026	2025
Return on assets (ratio of net income to average total assets) (1)	1.00%	0.99%	0.99%
Return on equity (ratio of net income to average total stockholders' equity) (1)	9.94	10.03	10.29
Yield on average interest-earning assets (1)	6.54	6.53	6.52
Average total cost of funds (1)	2.41	2.39	2.39
Interest rate spread information – average during period	4.13	4.14	4.13
Net interest margin (1)	4.30	4.31	4.30
Operating expense to average total assets (1)	3.29	3.23	3.28
Average interest-earning assets to average interest-bearing liabilities (1)	139.32	139.86	140.98
Efficiency ratio (2)	67.28	67.25	68.40
Common equity ratio (ratio of stockholders' equity to total assets)	10.03	9.80	9.36
Tangible common equity ratio (3)	9.67	9.42	8.91

	For the Six Months Ended
	June 30,	June 30,
PERFORMANCE RATIOS:	2026	2025
Return on assets (ratio of net income to average total assets)	1.00%	1.03%
Return on equity (ratio of net income to average total stockholders' equity)	9.98	10.55
Yield on average interest-earning assets	6.54	6.52
Average total cost of funds	2.40	2.38
Interest rate spread information – average during period	4.14	4.14
Net interest margin	4.30	4.31
Operating expense to average total assets	3.26	3.32
Average interest-earning assets to average interest-bearing liabilities	139.59	141.93
Efficiency ratio (2)	67.27	68.89

	June 30,	March 31,	June 30,
ASSET QUALITY RATIOS AND DATA:	2026	2026	2025
Nonperforming assets to total assets at end of period (4)	0.49%	0.57%	0.60%
Nonperforming loans to total gross loans (excluding loans HFS) (5)	0.59	0.69	0.73
ACL – loans to nonperforming loans (5)	199.15	177.67	168.89
ACL – loans to total gross loans (excluding loans HFS)	1.17	1.22	1.23

FS Bancorp Q2 Earnings

July 21, 2026

	At or For the Three Months Ended
	June 30,		March 31,		June 30,
PER COMMON SHARE DATA:	2026		2026		2025
Basic earnings per share	$1.06		$1.04		$1.00
Diluted earnings per share	$1.04		$1.02		$0.99
Weighted average basic shares outstanding	7,340,326		7,402,375		7,580,576
Weighted average diluted shares outstanding	7,483,199		7,531,291		7,698,173
Common shares outstanding at end of period	7,320,801	(6)	7,398,571	(7)	7,515,480	(8)
Book value per share using common shares outstanding	$43.57		$42.42		$39.55
Tangible book value per share using common shares outstanding (9)	$41.84		$40.61		$37.46

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Represents a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see “Non-GAAP Financial Measures” below.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
(6)	Common shares were calculated using shares outstanding of 7,423,772 at June 30, 2026, less 102,971 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 7,501,542 at March 31, 2026, less 102,971 unvested restricted stock shares.
(8)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.
(9)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,		QTR Over QTR	YTD Over YTD
Average Balances	2026	2025	2026	2025	$ Change	$ Change
Assets
Loans receivable, net (1)	$2,695,907	$2,613,121	$2,698,436	$2,586,761	$82,786	$111,675
Investment securities - taxable	245,713	275,951	249,955	258,786	(30,238)	(8,831)
Investment securities - nontaxable	77,460	78,155	77,800	77,900	(695)	(100)
Interest-bearing deposits and certificates of deposit at other financial institutions	13,806	19,502	18,418	17,840	(5,696)	578
FHLB stock, at cost	11,323	8,775	9,699	10,353	2,548	(654)
Total interest-earning assets	3,044,209	2,995,504	3,054,308	2,951,640	48,705	102,668
Noninterest-earning assets	136,315	120,856	136,576	123,027	15,459	13,549
Total assets	$3,180,524	$3,116,360	$3,190,884	$3,074,667	$64,164	$116,217
Liabilities
Interest-bearing deposit accounts	$1,911,053	$1,924,586	$1,959,834	$1,845,534	$(13,533)	$114,300
Borrowings	224,176	150,492	178,467	184,377	73,684	(5,910)
Subordinated notes	49,683	49,617	49,675	49,608	66	67
Total interest-bearing liabilities	2,184,912	2,124,695	2,187,976	2,079,519	60,217	108,457
Noninterest-bearing deposit accounts	644,215	657,820	651,440	660,805	(13,605)	(9,365)
Other noninterest-bearing liabilities	31,061	32,700	32,923	33,218	(1,639)	(295)
Total liabilities	$2,860,188	$2,815,215	$2,872,339	$2,773,542	$44,973	$98,797

(1) Includes loans HFS.

FS Bancorp Q2 Earnings

July 21, 2026

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release presents non-GAAP financial measures that include tangible book value per share, and tangible common equity ratio. Management believes that providing the Company’s tangible book value per share and tangible common equity ratio is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and facilitates comparison of the quality and composition of the Company's capital over time and to its competitors. Where applicable, the Company has also presented comparable GAAP information.

These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of the GAAP book value per share and common equity ratio and the non-GAAP tangible book value per share and tangible common equity ratio is presented below.

(Dollars in thousands, except share and per share amounts)	June 30,		March 31,		June 30,
Tangible Book Value Per Share:	2026		2026		2025
Stockholders' equity (GAAP)	$318,960		$313,852		$297,203
Less: goodwill and core deposit intangible, net	(12,644)		(13,366)		(15,663)
Tangible common stockholders' equity (non-GAAP)	$306,316		$300,486		$281,540

Common shares outstanding at end of period	7,320,801	(1)	7,398,571	(2)	7,515,480	(3)

Book value per share (GAAP)	$43.57		$42.42		$39.55
Tangible book value per share (non-GAAP)	$41.84		$40.61		$37.46

Tangible Common Equity Ratio:
Total assets (GAAP)	$3,179,080		$3,203,515		$3,176,013
Less: goodwill and core deposit intangible assets	(12,644)		(13,366)		(15,663)
Tangible assets (non-GAAP)	$3,166,436		$3,190,149		$3,160,350

Common equity ratio (GAAP)	10.03%		9.80%		9.36%
Tangible common equity ratio (non-GAAP)	9.67		9.42		8.91

_________________________

(1)	Common shares were calculated using shares outstanding of 7,423,772 at June 30, 2026, less 102,971 unvested restricted stock shares.
(2)	Common shares were calculated using shares outstanding of 7,501,542 at March 31, 2026, less 102,971 unvested restricted stock shares.
(3)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.

FS Bancorp Q2 Earnings

July 21, 2026

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval with respect to the proposed transaction with Pacific West.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed merger, a registration statement on Form S-4 has been filed with the SEC which includes a proxy statement of Pacific West and a prospectus of the Company, which will be distributed to the shareholders of Pacific West in connection with the vote of Pacific West's shareholders on the merger of Pacific West with and into the Company and the issuance of Company common stock in the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN, AS WELL AS ANY AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders may obtain free copies of the registration statement on Form S-4, including the proxy statement/prospectus, contained therein, as well as any amendments thereto, and the definitive proxy statement/prospectus, and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  These documents may also be obtained free of charge by accessing the Company’s website at www.fsbwa.com under the tab “Investor Relations” and then under “SEC Filings.”  Alternatively, copies of these documents may be obtained free of charge by (1) writing to FS Bancorp, Inc at 6920 220th Street SW, Mountlake Terrace, Washington 98043, Attn: Investor Relations or (2) by calling (425) 771-5299.

Participants in the Solicitation

The Company, Pacific West and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific West in connection with the proposed transaction.  Information about the Company's directors and executive officers is included in the proxy statement for its 2026 annual meeting of the Company’s shareholders, which was filed with the SEC on April 6, 2026.  Information about Pacific West’s participants and additional information regarding the interests of these participants is included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described above.

Contacts:

Matthew D. Mullet,

President and Chief Executive Officer

Phillip D. Whittington,

Chief Financial Officer

(425) 771-5299

www.FSBWA.com